As filed with the Securities and Exchange Commission on May 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1409613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Envestnet, Inc. Equity Inducement Plan for Envestnet • Tamarac Management Employees

(Full title of the plans)

Copy to:

Shelly O’Brien	Edward S. Best
General Counsel	Mayer Brown LLP
Envestnet, Inc.	71 South Wacker Drive
35 East Wacker Drive, Suite 2400	Chicago, Illinois 60606
Chicago, Illinois 60601	(312) 782-0600
(312) 827-2800	(312) 782-0600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.005 per share (“Common Stock”):
Reserved for issuance pursuant to the Envestnet, Inc. Management Incentive Plan for Envestnet | Tamarac Management Employees(3)	791,702	$12.53	$9,920,026	$1,136.83
Issuable upon exercise of outstanding options awarded under the Envestnet, Inc. Management Incentive Plan for Envestnet | Tamarac Management Employees	232,150	$12.53	$2,908,840	$333.35
TOTAL:	1,023,852	$12.53	$12,828,866	$1,470.19

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate amount of any additional shares of the Registrant’s Common Stock that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $12.53 per share, which represents the average of the high and low prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 30, 2012.
(3)	On February 16, 2012, the Registrant entered into the Merger Agreement by and among Tamarac Inc. (“Tamarac”), Envestnet, Inc. and Titan Merger Corp. and KLJ Consulting, LLC (as the Shareholders’ Representative) (the “Merger Agreement”). In accordance with the Merger Agreement, shares of the Registrant’s Common Stock (the “Incentive Shares”) may be delivered under the Envestnet, Inc. Management Incentive Plan for Envestnet | Tamarac Management Employees to certain management employees of Tamarac as a material inducement of employment with the Registrant or one of its subsidiaries. The Incentive Shares are being awarded outside of the Registrant’s stockholder-approved plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Program Annual Information.*

*	The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (this “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed by Registrant on March 9, 2012;

(b) Registrant’s Current Reports on Form 8-K filed by Registrant on January 6, 2012, February 10, 2012, February 16, 2012 and February 27, 2012; and

(c) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on July 28, 2010 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VI of the Registrant’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) (Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165717) (the “Form S-1 Registration Statement”)) and Article 7 of the Registrant’s Amended and Restated Bylaws (the “Bylaws”) (Exhibit 3.2 to the Form S-1 Registration Statement) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. Registrant has entered, or caused its subsidiaries to enter, into agreements to indemnify its directors and certain of its officers in addition to the rights to indemnification provided to such persons in the Certificate of Incorporation and Bylaws of Registrant or similar organizational documents of its subsidiaries. Among other things, these agreements require Registrant or such subsidiary to indemnify these individuals to the fullest extent permitted under Delaware or other applicable state law, including for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Registrant or such subsidiary, on account of services by any such person as a director or officer of Registrant or as a director or officer of any of Registrant’s subsidiaries, or as a director or officer of any other company or enterprise if any such person serves in such capacity at Registrant’s request.

In addition to the indemnification provisions set forth above, the Registrant also maintains directors’ and officers’ liability insurance. These indemnification provisions and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Envestnet, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165717), filed with the SEC on July 1, 2010 and incorporated by reference herein)

4.2	Amended and Restated Bylaws of Envestnet, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165717), filed with the SEC on July 1, 2010 and incorporated by reference herein)

4.3	Envestnet, Inc. Management Incentive Plan for Envestnet | Tamarac Management Employees

5.1	Opinion of Mayer Brown LLP

23.1	Consent of McGladrey LLP

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Chicago, State of Illinois, on May 1, 2012.

ENVESTNET, INC.

By	/s/ JUDSON BERGMAN

Judson Bergman

Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Judson Bergman, Peter D’Arrigo, and Shelly O’Brien each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/S/ JUDSON BERGMAN	Chairman and Chief Executive Officer; Director	May 1, 2012
Judson Bergman	(Principal Executive Officer)

/S/ PETER D’ARRIGO	Chief Financial Officer	May 1, 2012
Peter D’Arrigo	(Principal Financial Officer)

/S/ DALE SEIER	Senior Vice President, Finance	May 1, 2012
Dale Seier	(Principal Accounting Officer)

/S/ ROSS CHAPIN	Director	May 1, 2012

Ross Chapin

/S/ GATES HAWN	Director	May 1, 2012

Gates Hawn

/S/ JAMES JOHNSON	Director	May 1, 2012

James Johnson

/S/ PAUL KOONTZ	Director	May 1, 2012

Paul Koontz

/S/ CHARLES ROAME	Director	May 1, 2012

Charles Roame

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Envestnet, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165717), filed with the SEC on July 1, 2010 and incorporated by reference herein)

4.2	Amended and Restated Bylaws of Envestnet, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165717), filed with the SEC on July 1, 2010 and incorporated by reference herein)

4.3	Envestnet, Inc. Management Incentive Plan for Envestnet | Tamarac Management Employees

5.1	Opinion of Mayer Brown LLP

23.1	Consent of McGladrey LLP

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)